Exhibit 33.2

Management’s Assertion

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform), except for the servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122d(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2017. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi) and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2017. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2017, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2017.

San Francisco • Palo Alto • Los Angeles • Santa Barbara • Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

111 PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413

WWW.FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER

/s/ Michael J. Roffler	2-28-18
Michael J. Roffler	Date
Executive Vice President and Chief Financial Officer

/s/ Nancy Segreto	2-28-18
Nancy Segreto	Date
Senior Vice President, Lending Services

/s/ John Glander	2-28-18
John Glander	Date
Vice President, Lending Strategies, Products, and Sales

Appendix A to Management Assessment

Investor #	Investor Name	Loan Count	Balance
740	2001-FRB1 REMIC	37	$19,994,157.22
775	AAR BART 2003-5 (Bear Stearns)	18	$5,333,569.86
453	Amalgamated Bank	116	$111,060,386.74
396	Ameris Bank	68	$64,522,302.84
516	Bank of New Canaan	2	$3,151,929.81
397	Bank of the Cascades	14	$10,494,689.02
215	Bank United N.A.	6	$5,897,174.28
770	Bear Stearns	8	$1,760,597.72
462	BMO Harris Bank NA	89	$32,971,177.88
393	Broadway Federal Bank	106	$93,668,410.98
455	Cathay Bank	33	$27,852,292.50
127	CIT Bank	490	$374,211,892.65
244	CIT Bank	1	$282,305.89
162	Citigroup Mortgage Loan Trust Series 2005-6	18	$8,037,281.10
250	CitiMortgage	6	$1,577,792.26
260	CitiMortgage	11	$1,975,191.90
510	CitiMortgage	4	$479,705.96
147	Citizens Bank of Pennsylvania	18	$14,139,612.33
135	Citizens Bank, N.A And Various	2	$1,254,745.25
452	City Ntnl Bank of New Jersey	17	$19,647,165.60
151	CMSC Trust 2013-7	1	$810,343.15
387	Colorado Federal Savings Bank	161	$191,180,457.97
192	CSFB 2004-6	3	$113,778.29
193	CSFB 2004-7	1	$58,440.03
134	CSMC 2014-IVR3	50	$27,681,008.54
154	CSMC Trust 2013-6	17	$18,875,146.24
157	CSMC Trust 2013-HYB1	174	$171,889,725.09
207	CSMC Trust 2013-IVR1	85	$66,711,873.29
209	CSMC Trust 2013-IVR2	139	$121,016,415.20
189	CSMC Trust 2013-IVR3	25	$26,243,904.76
158	CSMC Trust 2013-IVR4	29	$27,202,183.56
144	CSMC Trust 2013-IVR5	1	$596,921.21
143	CSMC Trust 2014-IVR1	9	$8,313,898.08
124	CSMC Trust 2014-SAF1	1	$753,042.53
369	CSMC Trust 2015-1	4	$2,675,668.35
371	CSMC TRUST 2015-2	7	$5,312,869.47
372	CSMC TRUST 2015-3	5	$3,460,033.35
365	CSMC TRUST 2105-WIN1	6	$4,639,585.18
377	CSMLT 2015-1	19	$13,824,966.85
382	CSMLT 2015-2 TRUST	2	$1,840,647.19
391	CSMLT 2015-3 TRUST	16	$10,781,226.34
141	Delta Community Credit Union	16	$14,882,726.35
373	Dime Bank	26	$19,079,144.77
358	DLJ Mortgage Capital, Inc.	1	$1,600,000.00

Investor #	Investor Name	Loan Count	Balance
357	Everbank	7	$6,006,886.29
515	Fannie Mae-Laser	5406	$1,718,671,730.52
414	Federal Home Mortgage Loan Association	6	$249,738.86
146	Florida Community Bank, N.A.	77	$63,336,610.37
415	FNMA MBS	3	$123,534.36
384	GOLDEN PACIFIC BANK, NA	4	$2,511,164.05
381	GUARANTY BANK & TRUST COMPANY	97	$73,764,470.27
175	Harbor View 2003-2(formerly Greenwich)	6	$2,273,269.52
176	Harbor View 2004-1(formerly Greenwich)	15	$5,552,102.55
177	Harbor View 2004-5(formerly Greenwich)	5	$2,571,901.41
178	Harbor View 2006-6	1	$356,813.62
149	Hudson Valley Bank	4	$5,256,267.23
777	HVMLT 2006-13	1	$659,264.63
385	J.P. MORGAN MORTGAGE TR 2015-4	152	$112,191,836.23
386	J.P. MORGAN MORTGAGE TR 2015-5	288	$258,114,163.10
390	J.P. MORGAN MORTGAGE TR 2015-6	71	$61,657,218.47
401	J.P. Morgan Mortgage TR 2016-1	6	$5,389,430.66
403	J.P. Morgan Mortgage TR 2016-2	317	$253,565,294.77
411	J.P. Morgan Mortgage TR 2016-5	336	$283,617,434.26
458	J.P. MORGAN MORTGAGE TR 2017-3	6	$7,696,648.04
463	J.P. Morgan Mortgage Tr 2017-5	386	$388,598,405.01
464	J.P. Morgan Mortgage Tr 2017-6	5	$4,877,091.61
138	J.P. Morgan Trust 2014-IVR3	50	$63,779,220.71
405	J.P.MORGAN MORTGAGE TRUST	189	$144,170,635.35
201	JP Morgan Mortgage Acq. Corp.	174	$186,221,921.59
145	JP Morgan Mortgage TR 2014-1	33	$27,045,577.05
378	JP MORGAN MORTGAGE TR 2015-3	79	$70,800,317.85
364	JP Morgan Mortgage TR2014-IVR6	210	$189,371,334.26
370	JP Morgan Mortgage TR2015-IVR2	276	$245,982,741.11
204	JP Morgan Mortgage Trust 2013-1	185	$102,435,920.21
155	JP Morgan Mortgage Trust 2013-3	102	$101,646,263.65
132	JP Morgan Mortgage Trust 2014-2	253	$94,085,107.42
362	JP Morgan Mortgage Trust 2014-5	145	$77,492,858.04
366	JP Morgan Mortgage Trust 2015-1	477	$438,140,051.05
361	JP Morgan Trust 2014-OAK4	7	$7,631,310.58
383	Landmark Community Bank	17	$11,719,394.64
185	MASTI 2003-4 (formerly UBS Warburg)	3	$1,243,936.51
180	MASTR 2003-5(formerly UBS Warburg)	1	$636,567.80
196	Merrill Lynch Bank	13	$7,496,263.38
164	MLCC 2005-3	23	$14,482,935.99
197	MLCC 2006-2	37	$15,067,848.36
195	MLMI 2005-A1	9	$3,651,738.31
165	MLMI 2005-A10	22	$22,779,435.26
131	Morgan Stanley Mortgage	3	$2,478,407.82
136	MSRM Loan Trust 2014-1	182	$142,899,465.02

Investor #	Investor Name	Loan Count	Balance
126	MTGLQ Investors, L.P.	3	$1,030,063.72
394	Nationstar Mortgage LLC	1	$348,769.97
388	Nationwide Bank	368	$285,869,494.87
368	Nexbank SSB	1047	$1,026,338,480.25
216	North Valley Bank	5	$4,576,365.54
360	Northfield Bank	217	$195,172,421.01
156	NRP MortgageTrust2013-1	365	$314,771,980.82
166	Redwood Residential Acquisition Corp	149	$117,179,449.19
120	Redwood Trust (Bear Stearns)	20	$12,533,129.96
312	Residential Funding	11	$3,032,659.09
376	RWT FINANCIAL, LLC	428	$363,726,770.44
163	SAMI II 2005-AR2	58	$46,722,519.32
123	SEMT 2007-3	8	$8,905,325.72
172	SEMT 2012-2	39	$30,538,017.13
173	SEMT 2013-1	13	$13,378,684.19
454	SEMT 2017-4	36	$33,897,524.37
456	SEMT 2017-5	103	$92,920,104.13
457	SEMT 2017-6	77	$64,419,117.02
460	SEMT 2017-7	50	$42,706,092.51
459	SEMT 2017-CH1	10	$7,399,207.85
461	SEMT 2017-CH2	16	$11,956,830.63
122	Sequioa 2007-2	40	$35,451,762.15
380	SEQUOIA MORTGAGE TR 2015-3	40	$35,176,683.15
169	Sequoia Mortgage Trust 2012-1	29	$21,605,987.28
174	Sequoia Mortgage Trust 2012-3	47	$41,276,807.08
199	Sequoia Mortgage Trust 2012-4	26	$23,260,036.20
181	Sequoia Mortgage Trust 2012-5	46	$39,791,042.66
200	Sequoia Mortgage Trust 2012-6	24	$21,691,160.06
153	Sequoia Mortgage Trust 2013-10	2	$1,098,451.72
152	Sequoia Mortgage Trust 2013-11	13	$10,464,760.23
133	Sequoia Mortgage Trust 2014-2	26	$19,717,325.01
142	Sequoia Mortgage Trust 2013-12	38	$33,877,037.58
182	Sequoia Mortgage Trust 2013-2	225	$191,164,823.14
183	Sequoia Mortgage Trust 2013-3	63	$54,814,539.62
184	Sequoia Mortgage Trust 2013-4	50	$49,586,831.11
187	Sequoia Mortgage Trust 2013-7	10	$7,974,152.48
188	Sequoia Mortgage Trust 2013-8	4	$2,252,625.72
128	Sequoia Mortgage Trust 2014-1	36	$30,081,908.76
137	Sequoia Mortgage Trust 2014-3	48	$39,629,919.36
363	Sequoia Mortgage Trust 2014-4	99	$81,479,270.76
367	Sequoia Mortgage Trust 2015-1	101	$78,429,019.73
375	Sequoia Mortgage Trust 2015-2	18	$12,495,933.47
392	Sequoia Mortgage Trust 2015-4	52	$33,866,956.80
398	Sequoia Mortgage Trust 2016-1	25	$18,792,035.27
402	Sequoia Mortgage Trust 2016-2	13	$14,031,950.03
407	Sequoia Mortgage Trust 2016-3	37	$32,150,531.59

Investor #	Investor Name	Loan Count	Balance
412	Sequoia Mortgage Trust 2017-1	23	$18,775,330.85
450	Sequoia Mortgage Trust 2017-2	14	$13,781,401.79
451	Sequoia Mortgage Trust 2017-3	7	$6,381,934.40
217	Signature Bank	9	$12,429,177.17
129	STIFEL BANK & TRUST	1186	$1,314,135,261.79
404	TEACHERS INSURANCE AND ANNUITY	125	$112,208,751.90
400	The Washington Trust Company	43	$28,251,108.19
356	Thornburg 2008-1	3	$1,401,179.35
421	THORNBURG MORTGAGE THB2003-2	4	$1,210,216.02
422	THORNBURG MORTGAGE THB2003-3	1	$844,141.38
423	THORNBURG MORTGAGE THB2003-4	3	$2,494,201.91
424	THORNBURG MORTGAGE THB2003-5	9	$6,539,276.22
425	THORNBURG MORTGAGE THB2003-6	7	$4,573,492.09
426	THORNBURG MORTGAGE THB2004-1	7	$3,562,892.62
427	THORNBURG MORTGAGE THB2004-2	10	$6,626,602.78
428	THORNBURG MORTGAGE THB2004-3	11	$7,060,020.63
429	THORNBURG MORTGAGE THB2004-4	18	$8,941,867.16
430	THORNBURG MORTGAGE THB2005-1	37	$16,420,276.84
431	THORNBURG MORTGAGE THB2005-2	19	$9,504,007.02
432	THORNBURG MORTGAGE THB2005-3	29	$18,465,794.09
433	THORNBURG MORTGAGE THB2005-4	7	$3,442,817.78
434	THORNBURG MORTGAGE THB2006-1	7	$6,228,453.53
435	THORNBURG MORTGAGE THB2006-2	9	$3,571,414.49
436	THORNBURG MORTGAGE THB2006-3	13	$8,996,106.45
437	THORNBURG MORTGAGE THB2006-4	6	$3,105,030.27
438	THORNBURG MORTGAGE THB2006-5	8	$3,879,926.81
439	THORNBURG MORTGAGE THB2006-6	25	$11,393,070.02
440	THORNBURG MORTGAGE THB2007-1	4	$3,804,377.71
441	THORNBURG MORTGAGE THB2007-2	27	$16,317,286.92
442	THORNBURG MORTGAGE THB2007-3	11	$6,361,952.90
443	THORNBURG MORTGAGE THB2007-4	3	$3,926,338.01
194	TIAA-CREF Trust Company, FSB	212	$107,239,869.84
330	U.S. Bank	2	$162,296.06
248	Washington Mutual Bank, Flow Sales (PNC)	1	$293,113.09
636	Bank United of Florida	1	$2,156.50
637	Bank of America ( Nationsbanc	1	$27,180.25
633	Bayview Financial/Citimae	2	$13,001.36
399	ZB, N.A.	247	$258,672,121.30

			$12,404,784,921.55